                                                                    EXHIBIT 10.2


                                 FIRST AMENDMENT
                                     TO THE
                                CONTRACT BETWEEN
                  THE OFFICE OF MEDICAID POLICY AND PLANNING,
             THE OFFICE OF THE CHILDREN'S HEALTH INSURANCE PROGRAM
                                      AND
                   COORDINATED CARE CORPORATION INDIANA, INC.

         This FIRST AMENDMENT to the above-referenced Contract is made and entered into by and between the State of Indiana [hereinafter "State" of "State of Indiana"], through the Office of Medicaid Policy and Planning and Office of the Children's Health Insurance Program [hereinafter called "Office"], of the Indiana Family and Social Services Administration, 402 West Washington Street, Room W382, Indianapolis, Indiana 46204, and Coordinated Care Corporation Indiana, Inc., doing business as Managed Health Services, 950 North Meridian, Suite 200, Indianapolis, Indiana., (hereinafter "Contractor").

         WHEREAS, the State of Indiana and Contractor have previously entered into a contract for a term beginning January 1, 2001 and ending December 31, 2002, [hereinafter "the original contract"] for services to arrange for and to administer a risk-based managed care (RBMC) program for certain Hoosier Healthwise enrollees in packages A, B and C as procured through Broad Agency Announcement (BAA) 01-28;

         WHEREAS, the parties desire to further extend the duties to be performed by the Contractor due to mandatory risk-based managed care (RBMC) enrollment in certain counties, pursuant to IC 12-15-12-14;

         NOW THEREFORE, the parties enter into this FIRST AMENDMENT for the consideration set out below, all of which is deemed to be good and sufficient consideration in order to make this FIRST AMENDMENT a binding legal instrument.

    1. The parties hereby ratify and incorporate herein each term and condition set out in the original contract, as well as all written matters incorporated therein except as specifically provided for by this FIRST AMENDMENT.

    2. The term of this amendment is from April 1, 2002, through December 31, 2002, subject to the termination and/or extension provisions as provided for under the original contract.

    3. The parties agree that the BAA is amended to add the following additional Contractor Duties:

         A. Section 3.6.1.3 of the BAA is amended to require the Contractor to submit the "Mandatory RBMC Transition Report" (Attachment A) according the schedule set out in the "2002 Hoosier Healthwise MCO Reporting Calendar for Mandatory RBMC Transition Report" (Attachment B), unless the MCO has received written notification from OMPP that the report, or certain data elements in the report, is/are no longer required or may be reported less frequently.



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         B.       The parties agree that Section 3.6.3 of the BAA is amended to require the Contractor to obtain written approval of the State prior to closing its provider networks, which shall not be unreasonably withheld or delayed.

         C. The parties agree that Sections 3.6.6 and 3.6.7.3 of the BAA are amended to require the Contractor to maintain a monthly telephone abandonment rate equal to or less than five percent of calls received each by the member helpline and provider helpline. The parties agree that BAA Section 3.16 is amended to add a new section 3.16.8 to read as follows:

                           Section 3.16.8 The MCO will comply with the call abandonment requirements for the member and provider helplines described in Sections 3.6.6. and 3.6.7.3 of this BAA. Because actual damages caused by non-compliance are not subject to exact determination, the State will assess the MCO, as liquidated damages and not as a penalty, (a) two hundred dollars ($200.00) for each business day the MCO fails to submit required documentation to provide evidence of compliance with this requirement, or (b) two thousand dollars ($2000.00) for each month the MCO fails to meet the requirement after 2 consecutive months of non-compliance on the member helpline or
                           (c) two thousand dollars ($2000.00) for each month the MCO fails to meet the requirement after 2 consecutive months of non-compliance on the provider helpline.

         D. The parties agree that Section 3.5.3 of the BAA is amended to allow OMPP to change, at OMPP's discretion, the frequency of the MCO Enrollment Rosters generated by OMPP's fiscal agent to once per month, upon reasonable and adequate prior written notice to the Contractor.

         E. The parties agree that Section 3.6.3 of the BAA is amended to require the Contractor to develop and adhere to a plan for identifying and serving people with special needs. The plan must satisfy any applicable federal requirements.

    4. The parties agree that, in consideration of the services to be performed by the Contractor as delineated in this First Amendment and the original contract, the Offices' will adjust the capitation rates, as contained in the Offices' capitation payment listing, as the counties transition to mandatory MCO enrollment. The rate adjustment factors shown in the following table will be applied to the base rates for the entire region upon implementation of mandatory enrollment for the specified county or county combinations. The base rates for the region are the rates in effect on January 1, 2002, without any adjustment for mandatory enrollment.

REGION                  COUNTY                PACKAGE A/B               PACKAGE C
------                  ------                -----------               ---------
North                   Allen                    0.9%                      1.7%
North                  Elkhart                   0.7%                      0.9%
North                St. Joseph                  1.4%                      1.6%
North                   Lake                     2.1%                      2.1%


MCO Contract, First Amendment            Coordinated Care Corp. of Indiana, Inc.


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


REGION                  COUNTY                PACKAGE A/B               PACKAGE C
------                  ------                -----------               ---------
North               Allen/Elkhart                1.4%                      2.2%
North             Allen/St. Joseph               1.9%                      2.5%
North                Allen/Lake                  2.4%                      2.8%
North            Elkhart/St. Joseph              1.8%                      2.1%
North               Elkhart/Lake                 2.6%                      2.8%
North              Lake/St. Joseph               2.6%                      2.8%
North         Allen/Elkhart/ St. Joseph          2.2%                      2.8%
North            Allen/Elkhart/ Lake             2.7%                      3.1%
North          Elkhart/St. Joseph/Lake           2.8%                      3.0%
North      Allen/Elkhart/St. Joseph/Lake         3.0%                      3.4%
Central               Marion                     1.8%                      2.1%
Central              Hamilton                    0.3%                      0.6%
Central          Marion/Hamilton                 1.9%                      2.3%
South               Vanderburgh                  4.1%                      3.7%

    5. The Contractor agrees to provide OMPP with prior written notice at least ninety (90) days in advance of their inability to maintain a sufficient Primary Medical Provider (PMP) network in any of the counties where mandatory RBMC has been or will be implemented, including Marion, Allen, Elkhart, St. Joseph, Lake, Hamilton, and Vanderburgh Counties, such that the program would not be able to maintain the appropriate member choice of two (2) MCOs, pursuant to federal requirements.

    6. The Contractor agrees that agreements with PMPs in mandatory RBMC counties shall comply with the following requirements:

         A. Any PMP agreements entered into on or after April 1, 2002, shall include a provision allowing the PMP to terminate the agreement for any reason upon written notice to the Contractor. The Contractor may require that the physician provide said notice to the Contractor up to ninety (90) days prior to termination.

         B. Any PMP agreements entered into before April 1, 2002, in which the initial term, as defined in the agreement, will expire on or after June 30, 2002, will be amended by July 1, 2002, to allow the PMP to terminate the agreement for any reason upon written notice to the Contractor. The Contractor may require that the physician provide said notice to the Contractor up to ninety (90) days prior to termination. The Contractor agrees to notify these PMPs, by April 30, 2002, that their agreements will be amended and that they may terminate the agreement upon ninety (90) days written notice.

         C. The Contractor agrees that PMP agreements in which the initial term has expired, or will expire before July 1, 2002, may be terminated by the PMP for any reason upon one hundred twenty
                  (120) days written notice to the Contractor. The Contractor agrees to notify the PMPs whose initial agreement term has expired that they may terminate the agreement upon one hundred twenty (120) days written notice. If an agreement described in this paragraph is amended for any reason, the agreement shall include a provision allowing the PMP to terminate the agreement for any reason upon written


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                  notice to the Contractor. The Contractor may require that the physician provide said notice to the Contractor up to ninety
                  (90) days prior to termination.

    7. The parties agree that this First Amendment has been duly prepared and executed pursuant to Section VII.B. of the original contract.

    8. The undersigned attests, subject to the penalties for perjury, that he is the contracting party, or that he is the representative, agent, member or officer of the contracting party, that he has not, nor has any other member employee, representative, agent or officer of the firm, company, corporation or partnership represented by him, directly or indirectly, to the best of his knowledge, entered into or offered to enter into any combination, collusion or agreement to receive or pay, and that he has not received or paid, any sum of money or other consideration for the execution of this agreement other than that which appears upon the face of the agreement.



MCO Contract, First Amendment            Coordinated Care Corp. of Indiana, Inc.

                                   Page 4 of 5
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WHEREOF, the parties have executed this Contract.

For the Contractor:                             For the State of Indiana:

/s/ Rita Johnson-Mills                          /s/ Melanie M. Bella
------------------------------                  --------------------------------
Rita Johnson-Mills                              Melanie M. Bella
Plan President and CEO                          Assistant Secretary
Coordinated Care Corporation Indiana, Inc.      Office of Medicaid Policy and
                                                Planning

Date: 4-5-02                                    Date: 4-8-02
    -----------                                      -----------

                                                Kathryn H. Moses, Director
APPROVED:                                       Office of Children's Health
                                                Insurance Program

Betty Cockrum, Director                         Date:
State Budget Agency                                  -----------

Date:
    -----------


APPROVED AS TO FORM AND                         APPROVED:
LEGALITY:

------------------------------                  --------------------------------
Stephen Carter                                  Glenn R. Lawrence Commissioner
Attorney General of Indiana                     Department of Administration

Date:                                           Date:
    -----------                                      -----------


MCO Contract, First Amendment            Coordinated Care Corp. of Indiana, Inc.

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